Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 11, 2025, relating to the consolidated financial statements of DBV Technologies S.A. appearing in the Annual Report on Form 10-K of DBV Technologies S.A. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Associés

Paris-La Défense, France

May 19, 2025